Exhibit 99.1

101 Gateway Centre Parkway • Richmond, Virginia 23235 • Telephone: (804) 267-8000 • Fax: (804) 267-8850 • Web site: www.landam.com

FOR IMMEDIATE RELEASE:	CONTACTS:
October 27, 2004	G. William Evans	William C. Thornton, Jr.
	Chief Financial Officer	Executive Vice President – Marketing
	(804) 267-8114	(804) 267-8373

LANDAMERICA ANNOUNCES THIRD QUARTER RESULTS

Richmond, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, today reported operating results for the third quarter ended September 30, 2004.

	Third Quarter 2004	Third Quarter 2003
Operating revenues	$858.2 Million	$890.3 Million
Net income	$33.5 Million	$63.4 Million
Net income per diluted share	$1.88	$3.40

	Nine Months 2004	Nine Months 2003
Operating revenues	$2,521.9 Million	$2,421.1 Million
Net income	$115.9 Million	$167.4 Million
Net income per diluted share	$6.31	$9.02

FINANCIAL HIGHLIGHTS

•

Operating revenues of $858.2 million for third quarter 2004 represented a decrease of 3.6% from third quarter 2003. Lower mortgage origination volumes contributed to the decline in revenue, which was partially offset by the effects of acquisitions.

•

Revenue from commercial operations, which the company has typically defined as being premiums from policies providing coverage over $1 million in liability, were $173 million for third quarter 2004, an increase of 57% over third quarter 2003.

•

Revenue from the Lender Services segment for third quarter 2004 totaled $34.0 million, compared to $6.1 million for third quarter 2003. The company did not own the tax and flood zone certification business in third quarter 2003 and owned the mortgage credit reporting business for only one month in third quarter 2003. This revenue for third quarter 2004 was net of deferrals of $7.9 million.

•	Cash flow from operations during third quarter 2004 was $18.4 million.

•	During third quarter 2004 the company repurchased 381,300 shares of its common stock, which completes our authorized share offering.

“During the third quarter of 2004, LandAmerica continued to expand its portfolio of real estate services while managing its ongoing operations in an environment with significantly reduced mortgage origination volumes,” commented Chairman and Chief Executive Officer Charles H. Foster, Jr. “Although total operating revenues declined only 3.6%; excluding acquisitions, direct title revenues declined by 24% reflecting the lower, overall business volumes in residential refinancing. With the lower business volumes, we continue to remain vigilant in managing the cost structure of our business.

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“During the third quarter of 2004, we expanded our real estate services portfolio with the acquisitions of Aaron & Wright Technical Services, LP, a provider of environmental and structural due diligence services for commercial real estate, and Buyers Home Warranty Company, a leading provider and servicer of home warranty contracts. We also completed acquisitions expanding our presence in title services, flood zone certifications, and mortgage credit services. These acquisitions are an important part of our strategy to provide a broad array of services focused on the real estate transaction.”

The Company will host a conference call for analysts and shareholders on Thursday, October 28, 2004, at 10:00 AM ET to discuss third quarter results. Those wishing to participate in the conference call should dial 1-888-577-8991 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica”. The call will be simultaneously broadcast over the Internet via LandAmerica’s Web site (www.landam.com) in the Calendar of Events area located within Investor/Financial Information. Additionally, LandAmerica’s Web site will host an audio archive of the call that can be accessed two hours after the completion of the live call.

About LandAmerica Financial Group, Inc., a Fortune 500 company

Headquartered in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services and on Fortune magazine’s 2004 list of most admired companies. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 800 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe.

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LandAmerica Financial Group, Inc. and Subsidiaries – Segmented Operating Summary

(In thousands, except per share data)

	Quarter Ended September 30, 2004				Quarter Ended September 30, 2003
	Title Operations	Lender Services	Corporate & Other	Consolidated	Title Operations	Lender Services	Corporate & Other	Consolidated
Operating revenues:
Direct revenue	$352,019	$33,962	$15,462	$401,443	$393,764	$6,148	$10,950	$410,862
Agency revenue	456,752	—	—	456,752	479,419	—	—	479,419

Total operating revenues	808,771	33,962	15,462	858,195	873,183	6,148	10,950	890,281

Investment income	11,458	239	6,664	18,361	13,864	—	2,662	16,526

	820,229	34,201	22,126	876,556	887,047	6,148	13,612	906,807

Agents’ commissions	366,156	—	—	366,156	384,386	—	—	384,386
Personnel costs	214,542	16,488	17,724	248,754	215,376	2,240	13,099	230,715
Claims provision	44,755	27	890	45,672	52,428	—	—	52,428
Amortization	2,900	3,328	824	7,052	1,636	206	(543)	1,299
Exit, termination and intangible write-off cost	1,967	41	—	2,008	(2)	—	—	(2)
Other expenses	115,999	16,713	21,927	154,639	118,387	3,384	18,178	139,949

Operating income before taxes	$73,910	$(2,396)	$(19,239)	$52,275	$114,836	$318	$(17,122)	$98,032

	Nine Months Ended September 30, 2004				Nine Months Ended September 30, 2003
	Title Operations	Lender Services	Corporate & Other	Consolidated	Title Operations	Lender Services	Corporate & Other	Consolidated
Operating revenues:
Direct revenue	$1,041,784	$111,538	$38,663	$1,191,985	$1,065,754	$8,804	$29,229	$1,103,787
Agency revenue	1,329,916	—	—	1,329,916	1,317,268	—	—	1,317,268

Total operating revenues	2,371,700	111,538	38,663	2,521,901	2,383,022	8,804	29,229	2,421,055

Investment income	36,853	535	18,746	56,134	41,286	—	4,786	46,072

	2,408,553	112,073	57,409	2,578,035	2,424,308	8,804	34,015	2,467,127

Agents’ commissions	1,065,230	—	—	1,065,230	1,055,147	—	—	1,055,147
Personnel costs	625,334	48,090	45,562	718,986	592,536	4,201	37,124	633,861
Claims provision	130,467	27	890	131,384	136,037	—	—	136,037
Amortization	5,428	9,925	1,973	17,326	3,943	206	(1,747)	2,402
Exit, termination and intangible write-off cost	7,617	41	—	7,658	(534)	—	—	(534)
Other expenses	340,515	51,748	65,815	458,078	326,528	4,250	50,665	381,443

Operating income before taxes	$233,962	$2,242	$(56,831)	$179,373	$310,651	$147	$(52,027)	$258,771

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LandAmerica Financial Group, Inc. and Subsidiaries – Summary of Operations

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Operating revenues	$858,195	$890,281	$2,521,901	$2,421,055
Investment and other income	18,207	12,661	51,839	39,036
Net realized investment gains	154	3,865	4,295	7,036

TOTAL REVENUES	876,556	906,807	2,578,035	2,467,127

Agents’ commissions	366,156	384,386	1,065,230	1,055,147
Salaries and employee benefits	248,754	230,715	718,986	633,861
General, administrative and other	138,307	125,302	408,426	340,791
Provision for policy and contract claims	45,672	52,428	131,384	136,037
Premium taxes	9,954	11,564	30,458	31,521
Interest expense	6,378	3,083	19,194	9,131
Amortization	7,052	1,299	17,326	2,402
Exit and termination costs	1,354	—	6,748	(534)
Write-off of intangible assets	654	(2)	910	—

TOTAL EXPENSES	824,281	808,775	2,398,662	2,208,356

Income before income taxes	52,275	98,032	179,373	258,771
Income tax expense:
Current	25,579	35,063	80,727	91,159
Deferred	(6,820)	(458)	(17,229)	187

Net income	$33,516	$63,427	$115,875	$167,425

Net income per common share	$1.90	$3.44	$6.36	$9.12
Weighted average number of common shares outstanding	17,669	18,424	18,219	18,355
Net income per common share assuming dilution	$1.88	$3.40	$6.31	$9.02
Weighted average number of common shares outstanding assuming dilution	17,804	18,677	18,373	18,563
Cash flows from operations	18,353	75,188	148,619	236,507
Orders opened:
July	93.5	145.4
August	96.6	94.6
September	95.4	86.4
Total orders opened	285.5	326.4	962.8	1,153.9
Total orders closed	213.8	325.9	695.8	903.4

	September 30, 2004	December 31, 2003
Cash and investments	$1,431,690	$1,308,462
Total assets	3,123,215	2,717,460
Policy and contract claims	700,620	659,571
Deferred service arrangements	194,495	163,462
Shareholders’ equity	1,116,275	1,044,478
Book value per share attributable to common shareholders	$62.78	$55.51
Book value per share attributable to intangibles	$41.62	$31.00
Tangible book value per share attributable to common shareholders	$21.16	$24.51

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LandAmerica Financial Group, Inc. and Subsidiaries – Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

The Company utilizes financial measures that exclude certain charges and non-recurring items. Adjusted operating revenues represent operating revenues adjusted for the impact of net revenue deferrals. PRBDA represents pre-tax income before net revenue deferrals and amortization. PRBDA margin represents PRBDA divided by adjusted operating revenues. PRBDA, adjusted operating revenues and PRBDA margin as defined above may not be similar to other PRBDA measures of other companies, are not measurements under accounting principles accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted operating revenues, PRBDA and PRBDA margins provide useful information to investors because they are indicators of the strength and cash flow generating performance of those businesses where we have Life of Loan servicing requirements, and that have been burdened in the short run with amortization expense related to intangibles acquired with the businesses. While amortization expense is considered an operating expense under generally accepted accounting principles, these expenses represent the non-current allocation of intangible assets acquired in prior periods. Additionally, while deferred revenue represents a reduction of revenue and profits in the current period, these reductions represent a non-cash allocation of revenue to future periods for on-going monitoring of certain of the Company’s flood and tax servicing products. Reconciliations of these financial measures to the Company’s Segment operating results is as follows:

	Quarter Ended September 30, 2004	Nine Months Ended September 30, 2004
Operating revenues	$33,962	$111,538
Add net revenue deferrals	7,894	18,774

Adjusted operating revenues	41,856	130,312

Pre-tax earnings	(2,396)	2,242
Add net revenue deferrals	7,894	18,774
Add amortization expense	3,328	9,925

PRBDA	$8,826	$30,941

PRDBA to adjusted operating revenues margin	21.1%	23.7%

The company cautions readers that the statements contained herein regarding the company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) the company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic condition; (ii) the company’s inability to manage successfully its acquisitions of complementary businesses could adversely affect the company’s business, operating results, and financial condition; (iii) competition in the company’s industry affects its revenues; (iv) significant industry changes and new product and service introductions require timely and cost-effective responses; (v) the company may not succeed in implementing its strategy of becoming a major provider of real estate transaction management services; (vi) the company’s insurance subsidiaries are subject to government regulation; and (vii) the company’s litigation risks include substantial claims by large classes of claimants. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2003, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the company disclaims any duty to update the information herein.

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